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                                                                   Exhibit 10(a)
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                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT ("Agreement") is effective as of the 1st day of March, 2002, by and between SCHLUMBERGER LIMITED, a Netherlands Antilles corporation (the "Company"), and Jack Liu, an individual currently residing at 33 Hemlock Drive; Greenwich, Ct. 06831 ("Executive").

    1. Employment of Executive: In consideration of the mutual covenants and
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agreements herein contained, including Executive's agreement to sign a release of claims as provided in Section 13, the Company and Executive wish to establish an Employment Agreement retaining Executive's services as described herein, establishing certain incentive, tenure and performance criteria related to such employment and otherwise fixing Executive's benefits, base salary and incentive compensation.

    2. Term and Extent of Services: During the Term, as defined below, Executive
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shall be employed as Senior Advisor to the Chief Financial Officer of the
Company. The term hereof shall commence March 1, 2002 (the "Effective Date") and shall continue until the close of business on December 31, 2004 (the "Term"). The Initial Term as referenced herein shall commence on the Effective Date and shall continue until February 28, 2003. The Secondary Term shall commence March 1, 2003 and shall continue until December 31, 2004. During the Initial Term, Executive agrees to devote sufficient time to perform special projects and to perform to the best of his ability and with reasonable diligence the duties and responsibilities assigned to him by the appropriate management of the Company. During the Secondary Term, Executive agrees to devote up to 50% of his time to the business of the Company, as requested, and to perform to the best of his ability and with reasonable diligence the duties and responsibilities assigned to him by the appropriate management of the Company. Nothing shall prohibit Executive from being engaged as a consultant to organizations and businesses, except those described as Unauthorized Competitors in Section 5. At the expiration of the Term, Executive agrees to voluntarily terminate his employment with the Company and all affiliates.

    3.  Compensation and Benefits:
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        (a) Salary: During the Initial Term, Executive's base salary shall be
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$37,500 per month. During the Secondary Term, Executive's base salary shall be
$28,125 per month. Executive's base salary shall be payable monthly in accordance with the Company's normal payroll practices.

        (b) Welfare Benefits: During the Term, Executive shall be eligible to
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participate in the Company's medical and dental plans on a basis comparable to that of other employees at the Company's Sugar Land offices.

        (c) Pension and Profit-Sharing: During the Term, or if Executive's
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employment is terminated sooner pursuant to Section 4, until such termination,
Executive shall continue to accrue benefits under the Company's qualified and non-qualified pension and profit-sharing plans based on his base salary in effect under this Agreement.

                  (i) In addition, during the Secondary Term, Executive shall accrue a nonqualified pension based on the difference between $37,500 per month and his actual base salary. Such pension shall be accrued, paid and calculated in the same manner as the Executive's pension from the Company's qualified pension plan, but shall be unfunded, unsecured and paid out of the Company's general assets.

                  (ii) Beginning in the calendar month following the end of the Term and continuing until the year in which the Executive reaches age 62, the Executive shall be paid a supplemental pension adjustment, which is an annual pension equal to EURO 15,384 (payable in U.S. dollars based on the then-current exchange rate).

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        (d) Incentive Plans:
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                  (i) During the Term, Executive shall not be eligible to
         participate in any new awards under the Company's annual or long-term incentive plans or programs; however, he will be paid for a prorated incentive bonus for the January-February period of 2002.

                  (ii) During the Term, or if Executive's employment is terminated sooner pursuant to Section 4, until such termination, Executive will continue to vest in stock options previously granted to Executive under the Company's stock option plans in accordance with the terms of those plans and any applicable agreements.

                  (iii) Upon termination of employment, except for a termination for Cause pursuant to Section 4(c) or upon Executive's employment with an unauthorized Competitor as described in Section 5(c)(i), Executive shall have 5 years from the date of such termination to exercise any previously granted stock options, to the extent that such options were exercisable as of the date of such termination.

        (e) Vacation: During the Term, Executive shall not be eligible to accrue
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vacation pay. Within 30 days after the Effective Date, Executive shall be paid a cash amount representing his accrued and unused vacation accumulated as of February 28, 2002.

    4.  Termination of Employment:  Should Executive's employment terminate
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prior to the end of the Term, the following provisions of this Section 4 shall govern the rights of Executive under this Agreement:

        (a) Termination Due to Death: In the event Executive's employment
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terminates during the Term as a result of Executive's death, Executive's beneficiary or beneficiaries shall receive any base salary and benefits accrued but unpaid as of his death, plus any amounts payable on account of Executive's death pursuant to any other plan or program of the Company.

        (b) Termination Due to Disability: In the event Executive's employment
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terminates during the Term due to his disability within the meaning of any long-term disability plan maintained by the Company and covering Executive as of the date of Executive's disability, Executive shall receive any base salary and benefits accrued but unpaid as of the date of his termination due to disability, plus any amounts payable on account of Executive's disability pursuant to any other plan or program of the Company.

        (c) Termination by the Company for Cause: In the event the Company
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terminates Executive's employment during the Term for Cause, as defined below, he shall be entitled to:

            (i) his base salary through the date of the termination of his employment for Cause; and

            (ii) any other amounts earned, accrued or owing as of the date of termination of employment under the applicable employee benefit plans or programs of the Company.

        "Cause" means Executive's dishonesty, conviction of a felony, willful unauthorized disclosure of confidential information of the Company or willful refusal to perform the duties of Executive's position or positions with the Company.

        (d) Voluntary Termination; Termination at Conclusion of Initial Term:
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Upon 15 days' prior written notice to the Company (unless otherwise waived by the Company), Executive may voluntarily terminate his employment with the Company. A voluntary termination pursuant to this Section 4(d) shall not include a termination under Section 4(a), 4(b) or 4(c) above, and shall not be deemed a breach of this Agreement by Executive.

            (i) In the event Executive voluntarily terminates his employment and does not, within the period of the original Term, become employed by an Unauthorized Competitor, as defined below, he shall be entitled to:

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                  (A) his base salary through the date of the termination of his employment;

                  (B) other benefits for which he is eligible in accordance with applicable plans or programs of the Company including but not limited to eligibility for early retirement and retiree medical;

                  (C) exercise any stock options granted under a stock option plan of the Company that vested during the Term of the Agreement (and prior to his termination date) for up to five years after his termination date but not to exceed the original option term;

                  (D) if and only if such voluntary termination occurs on the last day of the Initial Term, a lump sum payment equal to the sum of
            (1) and (2), where (1) is $450,000 (2) is $128,709, which is the amount equal to the present value of the Executive's forfeited benefit under the Company's supplemental pension plan determined as of the last day of the Initial Term.

                  (E) if and only if such voluntary termination occurs after the last day of the Initial Term and on or before the last day of the Secondary Term, a lump sum payment of $450,000 multiplied by the fraction of N divided by 22, where N equals the number of months remaining in the Secondary Term after his termination. In addition, Executive shall be entitled to receive an amount equal to the present value of the Executive's forfeited benefit under the Company's supplemental pension plan determined as of the last day of his employment.

        For purposes of this Agreement, an Unauthorized Competitor means those companies as defined in Section 5, involved in researching, developing or marketing a Competitive Product, as defined in Section 5.

            (ii) In the event Executive voluntarily terminates his employment and, within the period of the original Term, becomes employed by an Unauthorized Competitor, as defined below, he shall be entitled to:

                  (A) his base salary through the date of the termination of his employment; and

                  (B) other benefits for which he is eligible in accordance with applicable plans or programs of the Company; provided, however, that Executive shall not be able to exercise any options that vested during the Term of this Agreement.

    5.  Confidentiality, Return of Property, and Covenant Not to Compete:
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        (a) Confidentiality. The Company agrees to provide Executive with
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Confidential Information as necessary to perform his duties hereunder. Executive agrees that in return for this and other consideration provided under this Agreement he will not disclose or make available to any other person or entity, or use for his own personal gain, any Confidential Information, except for such disclosures as required in the performance of his duties hereunder. For purposes of this Agreement, "Confidential Information" shall mean any and all information, data and knowledge that have been created, discovered, developed or otherwise become known to the Company or any of its affiliates or ventures or in which property rights have been assigned or otherwise conveyed to the Company or any of its affiliates or ventures, which information, data or knowledge has commercial value in the business in which the Company is engaged, except such information, data or knowledge as is or becomes known to the public without violation of the terms of this Agreement. By way of illustration, but not limitation, Confidential Information includes trade secrets, processes, formulas, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, manuals, records of research, reports, memoranda, computer software, strategies, forecasts, new products, unpublished financial statements or parts thereof, budgets or other

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financial information, projections, licenses, prices, costs, and employee, customer and supplier lists or parts thereof.

        In addition, the Company and Executive agree that the terms of this Agreement are confidential and that any disclosure to anyone for any purpose whatsoever (save and except disclosure to Executive's spouse, to financial institutions as part of a financial statement, to immediate family members and/or heirs, financial, tax and legal advisors, outplacement, executive search advisors, prospective employers, or as required by law) in the event confirmation of any such information is requested the request should be directed to the Director of Personnel, New York)) by Executive or Executive's agents, representatives, heirs, spouse, employees or spokespersons shall be a breach of this Agreement, and shall relieve the Company of its obligations hereunder. The above is not intended to restrict Executive from seeking or engaging in other employment and, in that connection, from making confidential disclosure to potential employers of such facts or opinions as Executive may elect to convey, nor is it intended to restrict the Company from conducting such confidential internal communications as may be necessary to manage implementation of this Agreement in a businesslike way.

        (b) Return of Property. Executive agrees that at the time of leaving the
            ------------------
Company's employ, he will deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) all Confidential Information, as well as all other devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, customer or client lists or information, or any other documents or property (including all reproductions of the aforementioned items) belonging to the Company or any of its affiliates or ventures, regardless of whether such items were prepared by Executive.

        (c) Covenant Not to Compete. Executive acknowledges that the skills,
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processes and information developed at the Company could be utilized directly and to the Company's detriment (or the detriment of any of the Company's affiliates or ventures) with several other businesses. Executive also acknowledges that the nature of his position at the Company will bring him into close contact with much of the Company's Confidential Information, and the Company has affirmatively agreed to provide him with Confidential Information. Accordingly, for the consideration provided to Executive in this Agreement, Executive agrees to be bound by the following restrictive covenants:

           (i) During the Term, Executive shall not accept employment with or render services to any unauthorized competitor as a director, officer, agent, employee, independent contractor or consultant, or take any action inconsistent with the fiduciary relationship of an employee to his employer. In order to protect the Company's good will and other legitimate business interests, provide greater flexibility to Executive in obtaining other employment and to provide both parties with greater certainty as to their obligations hereunder, the parties agree that Executive shall not be prohibited from accepting employment with any company or other enterprise except an Unauthorized Competitor. For purposes of this Agreement, an "Unauthorized Competitor" means major oilfield equipment and companies, more specifically defined as Halliburton Company, Baker Hughes Inc., BJ Services Company and Weatherford International Inc., and Gemplus, including any and all of their parents, subsidiaries, affiliates, joint ventures, divisions, successors or assigns.

            (ii) Executive further agrees that during the Term, he shall not at any time, directly or indirectly, induce, entice or solicit (or attempt to induce, entice or solicit) any employee of the Company or any of its affiliates or ventures to leave the employment of the Company or any of its affiliates or ventures.

            (iii) Executive acknowledges that these restrictive covenants under
         Section 5, for which he received consideration from the Company as provided in this Section 5, is ancillary to otherwise enforceable provisions of this Agreement and that these restrictive covenants contain limitations as to time, geographical area and scope of activity to be restrained that are reasonable and do not impose a

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         greater restraint than is necessary to protect the good will or other business interests of the Company, such as the Company's need to protect its confidential and proprietary information. Executive acknowledges that in the event of a breach by Executive of these restrictive covenants, the covenants may be enforced by temporary restraining order, preliminary or temporary injunction and permanent injunction. In that connection, Executive acknowledges that in the event of a breach, the Company will suffer irreparable injury for which there is no adequate legal remedy, in part because damages caused by the breach may be difficult to prove with any reasonable degree of certainty.

        (d) Employment by Affiliates: Notwithstanding any provision of this
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Agreement to the contrary, for purposes of determining whether Executive has terminated employment hereunder, "employment" means employment as an employee with the Company or any Affiliate. For purposes of this Agreement, the term "Affiliate" means (i) Schlumberger Limited, a Netherlands Antilles corporation,
(ii) any corporation in which the shares owned or controlled directly or indirectly by Schlumberger Limited shall represent 40% or more of the voting power of the issued and outstanding stock of such corporation, and (iii) any other company controlled by, controlling or under common control with the Company within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended.

          6. Expenses: The Company and Executive shall each be responsible for
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its/his own costs and expenses, including, without limitation, court costs and attorneys' fees, incurred as a result of any claim, action or proceeding arising out of, or challenging the validity or enforceability of, this Agreement or any provisions hereof.

         7. Notices: For purposes of this Agreement, notices and all other
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communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Company:          Schlumberger Limited
                                        300 Schlumberger Drive
                                        Sugar Land, Texas 77478
                                        ATTENTION: Director of Personnel, SL/NY

            If to Executive:            33 Hemlock Drive
                                        Greenwich, Ct. 06831

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         8. Applicable Law: The validity, interpretation, construction and
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performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to the principles of conflict of laws of such State.

         9. Severability:  If a court of competent jurisdiction determines that
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any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

         10. Withholding of Taxes: The Company may withhold from any benefits
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payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling.

         11. No Assignment; Successors: Executive's right to receive payments or
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benefits hereunder shall not be assignable or transferable, whether by pledge, creation or a security interest or otherwise, whether voluntary, involuntary, by operation of law or otherwise, other than a transfer by will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this Section 11, the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be

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enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

         This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns (including, without limitation, any company into or with which the Company may merge or consolidate).

         12. Effect of Prior Agreements: This Agreement contains the entire
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understanding between the parties hereto and supersedes any prior employment agreement or severance agreement between the Company or any predecessor of the Company and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation enuring to Executive of a kind elsewhere provided and not expressly provided or modified in this Agreement.

         13. Release of Claims: In consideration for the compensation and other
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benefits provided pursuant to this Agreement, Executive agrees to execute a
"Waiver and Release," a form of which is attached hereto as Exhibit A. Executive acknowledges that he was given copies of this Agreement and the Waiver and Release on February 1, 2002, and was given at least 21 days to consider whether to sign the Agreement and the Waiver and Release. The Company's obligations under this Agreement are expressly conditioned on the execution of the Release of Claims contemporaneously with the execution of this Agreement, and Executive's failure to execute and deliver such Release of Claims will void the Company's obligations hereunder.

             IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered the 25th day of February, 2002, but effective as of the day and year first above written.

                                                 SCHLUMBERGER LIMITED




                                                 By:    /s/     Jack Kluepfel
                                                    --------------------------




                                                 EXECUTIVE




                                                        /s/     Jack Liu
                                                 -----------------------------
                                                 Name